Exhibit 4.3

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP No.: 302445 AC5

ISIN No.: US302445AC58

FLIR SYSTEMS, INC.

No. 1	$250,000,000

3.750% NOTE DUE 2016

FLIR SYSTEMS, INC., an Oregon corporation, as issuer (the “Company”), for value received, promises to pay to CEDE & CO. or registered assigns the principal sum of $250,000,000 on September 1, 2016.

Interest Payment Dates: March 1 and September 1 of each year, commencing March 1, 2012.

Record Dates: February 15 and August 15 of each year.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.

Dated: August 19, 2011

FLIR SYSTEMS, INC.

By:
Name:
Title:

Certificate of Authentication

This is one of the 3.750% Notes due 2016 referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

Dated: August 19, 2011

FLIR SYSTEMS, INC.

3.750% NOTE DUE 2016

1. Interest. FLIR Systems, Inc., an Oregon corporation, as issuer (the “Company”), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 3.750% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including August 19, 2011 to but excluding the date on which interest is paid. Interest shall be payable in arrears on March 1 and September 1 of each year, commencing March 1, 2012. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Notes.

2. Method of Payment. The Company will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on the February 15 and August 15 immediately preceding the interest payment date (whether or not a Business Day). Holders do not have to surrender Notes to a Paying Agent to collect principal payments. The Company will pay to the Paying Agent principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. If a Holder has given wire transfer instructions to the Company, the Company will pay, or cause to be paid by the Paying Agent, all principal (and premium, if any) and interest on that Holder’s Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the Paying Agent and Registrar unless the Company elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

3. Paying Agent and Registrar. Initially, U.S. Bank National Association (the “Trustee”) will act as a Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

4. Indenture. This Note is one of the series designated on the face hereof. This Note is one of a duly authorized issue of securities of the Company issued and to be issued in one or more series under an Indenture, dated as of August 19, 2011 (the “Base Indenture”), between the Company and the Trustee, as supplemented by the First Supplemental Indenture, dated as of August 19, 2011, between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”). This is one of an issue of Notes of the Company issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended from time to time (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

5. Optional Redemption. The Notes of this series are subject to redemption at any time or from time to time, in whole or in part, at the Company’s option at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed, and (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest in respect of the Notes to be redeemed (not including any interest accrued as of the Redemption Date) from the Redemption Date through the stated maturity of the Notes to be redeemed, in each case discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 45 basis points, plus accrued and unpaid interest on the Notes to be redeemed to the Redemption Date. The Company may provide in such notice that payment of such price and performance of the Company’s obligations with respect to such redemption or purchase may be performed by another Person. Any such notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent.

Any notice to holders of Notes of a redemption pursuant to this paragraph 5 will include the appropriate calculation of the Redemption Price, but does not need to include the Redemption Price itself. The actual Redemption Price, calculated as described above, will be set forth in an Officers’ Certificate of the Company delivered to the Trustee no later than two Business Days prior to the Redemption Date.

6. Redemption Procedures. The Trustee will select Notes called for redemption in part pursuant to paragraph 5 on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to procedures of the Depository); provided that Notes in principal amount of $2,000 or less shall be redeemed in whole and not in part. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note, or in the case of Notes represented by a Global Security, the outstanding principal amount of such Global Security will be reduced by book-entry. Notes called for redemption pursuant to paragraph 5 become due on the Redemption Date. On and after the Redemption Date, interest stops accruing on Notes or portions of them called for redemption (unless there is a default in the payment thereof).

7. Notice of Redemption. Notices of redemption pursuant to paragraph 5 shall be mailed by first class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.

8. Change of Control. Upon the occurrence of a Change of Control Triggering Event, unless all Notes have been called for redemption pursuant to paragraph 5, each Holder of Notes of this series shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Notes at an offer price in cash equal to the Change of Control Payment. The Change of Control Offer will be made in accordance with the terms specified in the Indenture.

9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture.

10. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an “abandoned property” law designates another Person.

12. Amendment, Waiver, Etc. The Company and the Trustee (if a party thereto) may, without the consent of the Holders of any outstanding Notes, amend or waive the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act, providing for the assumption by a successor to the Company of its obligations under the Indenture and making any change that does not adversely affect the rights of any Holder in any material respect. Other amendments of the Indenture or the Notes may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected.

13. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article Five of the Base Indenture, the predecessor corporation will, except as provided in Article Five of the Base Indenture, be released from those obligations.

14. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Sections 6.01(5) and 6.01(6) of the Base Indenture) occurs and is continuing, then, and in each and every such case, either the Trustee, by notice in writing to the Company, or the Holders of not less than 25% of the principal amount of the Notes then outstanding, by notice in writing to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare due and payable, if not already due and payable, the principal of and any accrued and unpaid interest on all of the Notes; and upon any such declaration all such amounts upon such Notes shall become and be immediately due and payable, anything in the Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in Sections 6.01(5) and 6.01(6) of the Base Indenture occurs, then the principal of and any accrued and unpaid interest on all of the Notes shall immediately become due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power, provided, that the Trustee will be entitled to refuse to follow any such direction that conflicts with law or the Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Holders or could, in reasonable likelihood, impose personal liability upon the Trustee, unless the Trustee is offered indemnity satisfactory to it. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest on the Notes) if it determines that withholding notice is in their best interests.

15. Trustee Dealings with Company. Subject to certain limitations imposed by the Trust Indenture Act, the Trustee, in its individual or any other capacity, may make loans to, accept deposits from, perform services for or otherwise deal with the Company or any Affiliate thereof, with the same rights it would have as if it were not Trustee.

16. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, agent, member or stockholder or Affiliate of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Notes.

17. Discharge; Defeasance. The Company’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of United States dollars or Government Obligations sufficient to pay when due principal of and interest on the Notes to maturity or redemption.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

18. Guarantee. As more fully set forth in the Base Indenture, the Company’s obligations under the Notes shall be guaranteed, to the extent permitted by law, by each Domestic Subsidiary of the Company required to execute a supplemental indenture in accordance with Sections 4.09 and 10.03 of the Base Indenture.

19. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

20. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

21. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

FLIR Systems, Inc.

27700 SW Parkway Avenue

Wilsonville, Oregon 97070

Attn: General Counsel

Tel: (503) 498-3547

Fax: (503) 498-3911

ASSIGNMENT

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date:
Your Signature:
Sign exactly as your name appears on the other side of this Note

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.